THE SECURITIES WHICH ARE THE SUBJECT OF THIS STOCK PURCHASE AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE U.S. AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF U.S. FEDERAL AND STATE LAWS.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                STOCK PURCHASE AGREEMENT

In consideration of the mutual covenants and promises herein contained, Zhijian Zhang (“Seller”) and Sunvalley Solar, Inc.  (“Purchaser”) hereby enter into this Stock Purchase Agreement (“Agreement”) on this 10th day of October, 2014, in accordance with the terms and conditions set forth herein.

                       R E C I T A L S:

A.      Seller desires to sell 46,200 shares of common stock of Sunvalley Solar Inc. (“Sunvalley”) at $8.00 per share.

B.      Sunvalley considered the granting of a bonus to certain of its executives and key employees, including Seller.  However, upon due consideration, in lieu of paying bonuses, the Board of Directors decided to have Sunvalley purchase from its executives and key employees, including Seller, certain numbers of shares of Sunvalley common stock held by them at a price which is significantly above the existing market price for the shares.

C.      In view of the terms of a proposed acquisition of Golden Age Resources, Inc., and in order to incentivize loyalty and longevity of Sunvalley’s executives and key employees for the completion of potential business transactions, Purchaser desires to purchase from Seller 46,200 shares of Sunvalley common stock at $8.00 per share.

                      A G R E E M E N T:

1.   Purchase of Sunvalley Common Stock.  Purchaser hereby agrees to purchase Forty Six Thousand Two Hundred (46,200) shares of the Common Stock of Sunvalley from Seller (the “Shares”) for the sum of Eight Dollars ($8.00) per Share, for a total purchase price of Three Hundred Sixty Nine Thousand Six Hundred Dollars ($369,600).

2.   Conditions to Purchase.  The Purchaser’s purchase of the Shares is subject to the following three (3) conditions which must be satisfied or waived by the Purchaser, prior to the purchase of the Shares:

(a)  the approval of the purchase by either the independent director(s) to be appointed to Sunvalley’s Board of Directors or the approval of Sunvalley’s shareholders;

(b) the completion of the proposed acquisition of Golden Age Resources, Inc. or the acquisition of, or merger with, another company that is approved by Sunvalley’s Board of Directors (“Future Business Transaction”); and

(c)  the acquisition by Sunvalley of at least Nine Hundred Thousand Dollars ($900,000) in funding on terms which must be approved by Sunvalley’s Board of Directors.

In the event that the three (3) conditions described above are not satisfied (or waived by Sunvalley’s Board of Directors) on or before September 1, 2015, this Stock Purchase Agreement may be terminated and voided by Sunvalley, in its sole discretion, and the purchase/sale of Shares will not occur.  In the event that the three conditions are satisfied (or waived by Sunvalley’s Board of Directors) on or before September 1, 2015, then the purchase/sale of Shares shall be consummated, and Sunvalley shall thereafter complete the purchase of Shares and payment therefore within the two (2) months following the date on which the conditions are satisfied or waived.

3.   Representations, Warranties and Covenants of Seller.  Seller hereby represents, warrants and covenants to Purchaser the following with respect to the Shares being sold by him/her:

(a)  Seller is authorized to enter into this Agreement and to sell the Shares described above.

(b) The Shares being sold to Purchaser are, and shall be at the time of sale and delivery, free and clear of all security interests, liens, judgments and other encumbrances of any kind.

(c)  The Shares are validly issued and outstanding, fully paid and non-assessable.

(d)  Seller is a sophisticated investor and has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of this sale.

(e)  Seller is familiar with the business and financial condition of Sunvalley, and Seller confirms that all documents necessary for his/her evaluation of this sale, as requested by him/her, have been made available to him/her.

          (f)  Seller hereby agrees to indemnify Purchaser, and Purchaser’s officers, agents and employees and hold them harmless from and against any and all liability, damage, cost and expense incurred on account of or arising out of:

(1)  Any material inaccuracy or material default in the declarations, representations, warranties and covenants hereinabove set forth;

(2)  Any action, suit or proceeding based upon the claim that said declarations, representations, warranties or covenants were materially inaccurate or materially misleading or otherwise cause for obtaining damages or redress from the Seller.

4.   Representations, Warranties and Covenants of Purchaser.  Purchaser hereby represents, warrants and covenants to Seller the following:

(a)  Purchaser is a sophisticated investor and has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of this investment.

(b)  The Shares are being acquired solely for Purchaser’s own account, for investment only, and are not being purchased with a view to the resale, distribution, subdivision or fractionalization thereof.

(c)  Purchaser understands that the Shares have not been registered under the U.S. Securities Act of 1933, as amended, (the “Act”), or any state securities laws, in reliance upon exemptions from securities registration for certain private transactions.  Purchaser understands and agrees that none of the Shares may be resold or otherwise disposed of by Purchaser unless the Shares are subsequently registered under the Act and under appropriate state securities laws, or unless sold pursuant to applicable exemptions from registration such as Rule 144 (if available to Purchaser).

(d)  Purchaser is authorized to enter into this Agreement.

          (e)  Purchaser is familiar with the business and financial condition of Sunvalley, and Purchaser confirms that all documents necessary for Purchaser’s evaluation of this investment, as requested by Purchaser, have been made available to Purchaser.

(f)  Purchaser is aware that an investment in the Shares is highly speculative and subject to substantial risks. Purchaser is capable of bearing the high degree of economic risk and the burden of this venture, including, but not limited to, the possibility of the complete loss of the Purchaser’s investment in the Shares and the restricted transferability of the Shares.

5.   Miscellaneous.

(a)  Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, heirs, devisees, transferees and assigns.

(b)  Notices.  Any notice, request, instruction or other document or instrument required or permitted by this Agreement shall be in writing and shall be given to the respective parties and shall be deemed to have been given on the date when such notice, request, instruction or other document or instrument is personally delivered or 48 hours after being sent by facsimile or deposited with an overnight courier prepaid and addressed as follows:

In the case of Seller to:

ZHIJIAN ZHANG

398 Lemon Creek Suite A

Walnut, CA  91789

In the case of Purchaser to:

SUNVALLEY SOLAR, INC.

398 Lemon Creek Suite A

Walnut, CA  91789

ATTN: ZHIJIAN ZHANG

or to such other address as may be given by notice as provided      herein.

(c)  Entire Agreement; Amendment.  This Agreement and the related documents and instruments called for herein comprise the entire agreements of the parties and may not be amended or modified, except by written agreement of the parties.  No provision of the aforementioned agreements may be waived, except in writing, and only in the specific instance and for the specific purposes for which given.

(d)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when fully and properly executed, shall be deemed to be an original.

(e)  Survival of Representations and Warranties.  All representations, warranties, agreements, covenants and obligations herein shall be deemed to have been relied upon by the other party and shall survive the execution hereof for a period of two (2) years.

(f)  Headings.  The underlined paragraph and subparagraph headings used in this Agreement are for convenient reference only and are not intended to affect the meaning or construction of any provision of this Agreement.

(g)  Default and Remedies.  If any party defaults in the performance of any term, covenant, condition or obligation under this Agreement, the non-defaulting party may pursue any and all remedies available to such party.  The rights and remedies provided herein are cumulative and not exclusive of any other right or remedy provided by law.

(h)  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforcement of any such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(i)  Attorneys Fees.  In the event it is necessary for any party hereto to institute a proceeding in connection with this Agreement or breach thereof, the prevailing party in such proceeding shall be entitled to reimbursement for its reasonable legal costs, expenses and attorneys fees incurred, including fees incurred on any appeal or review.

(j)  Gender.  In construing this instrument and whenever the context hereof so requires, the masculine gender includes the feminine and neuter and the singular includes the plural.

(k)  Finder’s Fee.  None of the parties has entered into any contract with any person or entity providing for a finder's fee or brokerage fee or other commission to be paid by any party in connection with or related to this Agreement. Each party hereto agrees to indemnify and hold the other harmless against any claim or demand for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of that party, and to bear the cost of attorneys’ fees incurred by the other in defending any such claim.

(l)  California Law and Jurisdiction. This Agreement shall be interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement on the date set forth above.

SELLER:                           PURCHASER:

Name: Zhijian Zhang               Sunvalley Solar, Inc.

By:  /s/ Zhijian Zhang       By:  /s/ Zhijian Zhang
Zhijian Zhang                Name: Zhijian Zhang, President

AGRS\2239